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                                                                    Exhibit 21.1

                      INTERNATIONAL TECHNOLOGY CORPORATION

                          LIST OF SUBSIDIARY COMPANIES

Beneco Enterprises, Inc.
Chi Mei Entech Co., Ltd.
Chi Mei International Technology Co. (Scientech), Ltd.
GCAP Services, Inc.
Gradient Corporation
Groundwater Technology, Inc.
GTI Investment Company
Groundwater Technology Government Services, Inc.
Groundwater Technology Overseas Corp.
Fluor Daniel Environmental Services, Inc.
IT International Investments, Inc.
GTI Limited
IT Environmental (Australia) PTY, Ltd.
GTI Italia, S.R.I.
International Technology Europe Ltd.
IT Brownfields Services Corporation
IT Corporation
IT Corporation de Mexico, S.A. de C.V.
IT Corporation Limited (formerly IT-McGill Limited)
IT Corporation of North Carolina
IT C&V Operations, Inc.
IT E&C Operations, Inc.
IT Environmental Programs, Inc. (formerly PEI Associates, Inc.)
IT Europe Pollution Control Engineering, Ltd. (formerly IT-McGill Pollution Control Systems, Ltd.)
IT Hanford, Inc.
IT International Holdings, Inc.
IT International Operations, Inc.
IT Investment Holdings, Inc.
IT Japan Services, Inc.
IT Korea Services, Inc.
IT Tulsa Holdings, Inc. (formerly IT-McGill Pollution Control Systems, Inc.) Jellinek, Schwartz & Connolly, Inc. (and its subsidiaries)
  Sielken, Inc.
  JSC International, Inc.
  JSC International, Ltd.
KOHAP-IT, Ltd.
LandBank, Inc. (and its subsidiaries and affiliates)
  LandBank Environmental Properties LLC
  Restoration Venture LLC
  Remediation Enterprises LLC
  Kato Road LLC
  LandBank Remediation Corp.
  Hercules LLC
  Northeast Restoration Company, LLC
  Empire State I, LLC
  Empire State II, LLC
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  The Dorchester Group
  37-02 College Point Boulevard, LLC
OHM Corporation (Ohio)
Environmental Financial Services Corp.
OHM Environmental Resource Management Corp.
OHM International, Inc.
OHM Corporation (Nevada)
Environmental Treatment & Technologies Corp.
OHM Remediation Services Corp.
OHM Savannah River Corp.
OHM Energy Services Corp.
OHM Remediation Services of Canada, Ltd.
Alaska Remediation Services Corp.
OH Mound Inc.
Pacific Environmental Group, Inc.
PHR Environmental Consultants, Inc.
Universal Professional Insurance Company